UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2008

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

Prepayment of $100 million Term Loan

The St. Joe Company (the "Company") previously announced in a press release issued on February 27, 2008 that it planned to repay substantially all of the Company’s outstanding indebtedness using the proceeds of the issuance of 17,145,000 shares of the Company’s common stock. In connection with the closing of the common stock offering on March 3, 2008, the Company prepaid its $100 million term loan (the "Term Loan") with Bank of America, N.A. and Wells Fargo Bank, National Association. The Credit Agreement for the Term Loan was terminated in connection with the prepayment.

The Term Loan Credit Agreement contained financial covenants relating to leverage, fixed charge coverage and net worth. Other covenants contained in the Credit Agreement restricted, among other things, certain investments, mergers, asset dispositions, guarantees, debt, liens, acquisitions, affiliate transactions and restricted payments. The Credit Agreement contained customary events of default. The variable interest rate on the Term Loan for each interest period was generally based on either (1) an adjusted LIBOR rate plus the applicable interest margin (ranging from 0.4% to 1.0%), determined based on the ratio of the total indebtedness of the Company to its total asset value, or (2) the prime rate or federal funds rate plus 0.5%. Interest was payable either monthly or on the last day of the applicable one, two or three month interest period, depending on the type of interest rate selected by the Company. There were no significant penalties or costs associated with the prepayment of the Term Loan.

The foregoing description of the Term Loan Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreement, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed July 31, 2006, as amended by a First Amendment filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 3, 2007, and a Second Amendment filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 24, 2008. The Credit Agreement, as amended, is incorporated by reference herein.

Bank of America, N.A. and Wells Fargo Bank, National Association are also lenders under the Company’s $500 million revolving credit facility. These lenders and their affiliates, including Banc of America Securities, LLC, have provided, and may in the future provide, investment banking, transaction structuring, credit support and commercial banking services and other general financial services to the Company for which they have in the past received, and may in the future receive, customary fees.

Prepayment of $240 million Senior Notes

On March 4, 2008, the Company delivered notice to the holders of its Series C and D Senior Notes, outstanding in the aggregate principal amount of $90 million (the "2002 Senior Notes"), and the holders of its Series G, H and I Senior Notes, outstanding in the aggregate principal amount of $150 million (the "2005 Senior Notes," and together with the 2002 Senior Notes, the "Senior Notes"), that the Company will prepay all of the Senior Notes on April 4, 2008. A list of the holders of the Senior Notes is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The Note Purchase Agreements for the Senior Notes will be terminated in connection with the prepayment. The Note Purchase Agreements contain financial covenants relating to the Company's leverage, fixed charge coverage and minimum net worth. Other covenants contained in the Note Purchase Agreements restrict, among other things, certain investments, mergers, asset dispositions, guarantees, debt, liens, acquisitions and affiliate transactions. The Note Purchase Agreements contain customary events of default. The Company paid interest on the 2002 Senior Notes twice a year, on each February 7 and August 7, at rates of 7.02% for the Series C Notes ($15,000,000) and 7.37% for the Series D Notes ($75,000,000). The Company paid interest on the 2005 Senior Notes twice a year, on each February 25 and August 25, at rates of 5.28% for the Series G Notes ($65,000,000), 5.38% for the Series H Notes ($65,000,000), and 5.49% for the Series I Notes ($20,000,000).

The Senior Notes are redeemable, in whole or in part, by the Company at any time. For any prepayment, the redemption price is equal to accrued interest, plus 100% of the principal amount of the Senior Notes to be redeemed, plus a "make-whole amount" based on interest rates at the time of prepayment. Based on interest rates on March 3, 2008, the make-whole payment would be approximately $30,500,000, which amount is subject to change until April 2, 2008, two days prior to the actual prepayment date. The charge for the make-whole payment is expected to be recorded in the second quarter of 2008. In addition, the Company will have a non-cash expense in the second quarter of 2008 of approximately $921,000 attributable to the write-off of unamortized loan costs associated with the Senior Notes.

The foregoing description of the Note Purchase Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreements. The Note Purchase Agreement for the 2002 Senior Notes was filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as amended by a First Amendment filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 31, 2006, a Second Amendment filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 31, 2006, and a Third Amendment filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 30, 2007. The Note Purchase Agreement for the 2005 Senior Notes was filed as Exhibit 10.1 of the Company’s Current Report on Form 8-K dated August 30, 2005, as amended by a First Amendment filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 30, 2007. The Note Purchase Agreements, as amended, are incorporated by reference herein.

Item 8.01 Other Events.

In connection with the debt prepayments described under Item 1.02 above, the Company also paid down on March 3, 2008 the entire outstanding balance (approximately $160 million) of its $500 million revolving credit facility. Although it now has a zero outstanding balance, the revolving credit facility has not been terminated and will remain in place as a source of liquidity for the Company. The Company also plans to retire approximately $30 million of other debt from the proceeds of its common stock offering.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 List of Holders of Senior Notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

March 4, 2008	By:	/s/ William S. McCalmont

Name: William S. McCalmont
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	List of Holders of Senior Notes